PRUCO LIFE INSURANCE COMPANY
Phoenix, Arizona 85014
[The Prudential Logo] A STOCK COMPANY SUBSIDIARY OF

The Prudential Insurance Company of America ANNUITANT(S) JOHN DOE XX XXX XXX CONTRACT NUMBER MARY DOE SEPTEMBER 1, 1996 CONTRACT DATE ANNUITY DATE SEPTEMBER 1, 2051 AGENCY R-NK 1

This is an annuity contract. Subject to the provisions of the contract, and in consideration of any purchase payment you make and we accept, we will make annuity payments starting on the Annuity Date we show above.
Please read the contract carefully; it is a legal contract between you and Pruco Life Insurance Company. Expense charges applicable to the contract are shown on a Contract Data page. If you have a question about the contract, or a claim, see one of our representatives or get in touch with one of our offices.
BENEFITS AND VALUES UNDER THIS CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE OF THE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THEY ARE SUBJECT TO CHANGE BOTH UP AND DOWN AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. AMOUNTS DIRECTED INTO THE MARKET-VALUE-ADJUSTMENT OPTION(S) MAY BE ADJUSTED UPWARD OR DOWNWARD BY THE APPLICATION OF A MARKET-VALUE-ADJUSTMENT FORMULA. SEE THE MARKET-VALUE ADJUSTMENT (MVA) PROVISION FOR A DESCRIPTION OF THE FORMULA, AND THE VALUES AVAILABLE WITHOUT AN ADJUSTMENT.
10 DAY RIGHT TO CANCEL CONTRACT.--If you return this contract to us not later than 10 days after you receive it, we will return your money in accordance with applicable law and the contract will be canceled. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you.
Signed for Pruco Life Insurance Company, an Arizona Corporation.

/s/ SUSAN L. BLOUNT /s/ ESTHER H. MILNES - - ---------------------------------- -------------------------------- Secretary President

VARIABLE ANNUITY CONTRACT WITH FLEXIBLE PURCHASE PAYMENTS. ANNUITY PAYMENTS STARTING ON ANNUITY DATE. BENEFIT PAYABLE AS STATED UPON DEATH BEFORE ANNUITY DATE. CONTRACT VALUES REFLECT INVESTMENT RESULTS. MARKET-VALUE-ADJUSTMENT OPTION(S) SUBJECT TO MARKET-VALUE ADJUSTMENTS. ELIGIBLE FOR ANNUAL DIVIDENDS AS STATED UNDER PARTICIPATION.

VFM--96

GUIDE TO CONTENTS

Page
----
CONTRACT DATA ............................................................. 3
Basic Contract Data, Including Individuals Covered by the Contract,
Contract Minimums, Charges, Available Investment Options, and
Initial Allocations

DEFINITIONS ............................................................... 5

PURCHASE PAYMENTS ......................................................... 5
When Permitted; Invested Purchase Payments; Allocations

INTEREST-RATE INVESTMENT OPTIONS .......................................... 6
Options Available; Interest Rates; Interest Cell

VARIABLE INVESTMENT OPTIONS ............................................... 7
Variable Separate Account; Separate Account Investments;
Variable Investment Options

CONTRACT FUND ............................................................. 7

MARKET-VALUE ADJUSTMENT (MVA) ............................................. 8
Market-Value Adjustment (MVA); Market-Value Factor;
Effect of Market-Value Adjustment

TRANSFERS ................................................................. 9

WITHDRAWALS ............................................................... 10
Amount Available for Withdrawal; Withdrawal Charges; Allocation of
Withdrawals; Charge-Free Amounts; Waiver of Withdrawal Charges

Choosing an Option; Options Described; Other Payout Options;
When No Option Chosen; Interest Rate; Withdrawal Charges

ANNUITY SETTLEMENT TABLES ................................................. 14
Amounts Payable

GENERAL PROVISIONS ........................................................ 15
Quarterly Report; The Contract; Contract Modifications; Change of
Annuity Date; Ownership and Control; Currency; Misstatement of Age
or Sex; Incontestability; Proof of Life or Death; Assignment;
Deferring Payment; Changes; Participation (Dividends);
Terminally Ill; Eligible Nursing Home; Eligible Hospital

(VFM--96) Page 2

CONTRACT DATA

Annuitants(s) First Annuitant JOHN DOE Male, Issue Age 35 Co-Annuitant MARY DOE Female, Issue age 35 - - -------------------------------------------------------------------------------

Basic Contract Information

Contract Number xx xxx xxx
Contract Date September 1, 1996
Annuity Date September 1, 2051
Beneficiary Class 1 Robert Doe, son of Annuitants
Class 2 Susan Smith, sister of Mary Doe

- - -------------------------------------------------------------------------------

Purchase Payments
The purchase payment paid on the Contract Date is $10,000.00.
The minimum initial purchase payment is $10,000.00. The minimum subsequent purchase payment is $1,000.00.

Other Minimums
The minimum withdrawal amount is $500.00.
The minimum Interest Crediting Rate on Interest-Rate Investment Options is 3%.

Expense Charges
The expense charges deducted from the contract fund (see the Contract Fund provision for a complete description of the fund and how it increases and decreases) are:
CONTRACT DATA CONTINUED ON NEXT PAGE
(VFM--96) Page 3

CONTRACT NO. XX XXX XXX
CONTRACT DATA CONTINUED
Daily Mortality and Expense Risk Charge - the maximum daily charge is .00340349%, which is equivalent to an annual rate of 1.25%.
Daily Administrative Charge - the maximum daily charge is .00041065%, which is equivalent to an annual rate of .15%.
Annual Administrative Charge - the charge is $30.00. It is deducted on the Contract Anniversary and when a surrender (i.e., full withdrawal) of the contract occurs, if the contract fund at the time is then less than $50,000.00.

Transaction Charge
The transaction charge for each transfer after the first 12 in a contract year is $25.00. We reserve the right to limit the number of transfers in order to comply with federal, state or local law.

Withdrawal Charge
The withdrawal charge (see the Withdrawals provision for a full discussion of how this charge is applied) is a percentage of the amount withdrawn that is subject to the charge, and depends on the Contract Year in which the withdrawal is made.

Year of Withdrawal Withdrawal Charqe ------------------ ----------------- 1 7% 2 6% 3 5% 4 4% 5 3% 6 2% 7 1% 8 and later 0%

CONTRACT DATA CONTINUED ON NEXT PAGE
(VFM--96) Page 3A

CONTRACT NO. XX XXX XXX
CONTRACT DATA CONTINUED
Investment Options
Interest-Rate Investment Options
As of the contract date, two interest-rate investment options are available, a one-year fixed-interest-rate option (the Fixed-Rate option) and a seven year market-value-adjustment option (the MVA option). Interest is credited at declared rates to amounts held in each of these options. For the MVA option, if money is withdrawn prior to the end of the maturity date, there will be a market-value adjustment, which may increase or decrease the value of amounts in that option.
Variable Investment Options
The following variable investment options are available through allocation to subaccounts of the Pruco Life Flexible Premium Variable Annuity Account. We reserve the right to limit the availability of the below options, if necessary, in order to comply with federal, state or local law.
Variable Investment Options (Subaccounts) Available
THE PRUDENTIAL SERIES FUND
Money Market Portfolio
Diversified Bond Portfolio Equity Portfolio
Prudential Jennison Portfolio Global Portfolio
Stock Index Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
T. ROWE PRICE
Equity Income Portfolio
International Stock Portfolio
OPCAP ADVISORS
OCC Accumulation Trust Managed Portfolio
OCC Accumulation Trust Small Cap Portfolio
AIM
V.I. Value Fund
V.I. Growth and Income Fund

CONTRACT DATA CONTINUED ON NEXT PAGE
(VFM--96) Page 3B

CONTRACT NO. XX XXX XXX

CONTRACT DATA CONTINUED

JANUS
Aspen Growth Portfolio
Aspen International Growth Portfolio

MFS
Emerging Growth Series
Research Series

WARBURG PINCUS
Post-Venture Capital Portfolio

XXXXXXXXXXXXXX
XXXXXXXXXXXXXX

- - -------------------------------------------------------------------------------

Initial Allocation of Invested Premium Amounts

The Prudential Series Fund Global Portfolio 40%
The Prudential Series Fund Equity Portfolio 30%
Janus Aspen Growth Portfolio 10%
One-Year Fixed-Rate Option 10%
Seven-Year MVA Option 10%

For any portion of the purchase payment allocated on the Contract Date to an interest-rate investment option, the interest rates are:

One-Year Fixed-Rate Option 6% Seven-Year MVA Option 8% - - ------------------------------------------------------------------------------- END OF CONTRACT DATA (VFM--96) Page 3C

CONTRACT NO. XX XXX XXX
ENDORSEMENTS
(Only we can endorse this contract.)
(VFM--96) Page 4

DEFINITIONS
We, Our, and Us.--Pruco Life Insurance Company, an
Arizona corporation, or any affiliated company.
You and Your.--The owner of the contract.
Annuitant(s).--The person or persons named on the first page. If two persons are named, one of the two is named on page 3 as First Annuitant, the other as Co-Annuitant. In that case, the Beneficiary provision of the contract will be based on the death of the last survivor of the persons so named.
Payee.--A beneficiary who has a right to receive a settlement under this contract.
SEC.--The Securities and Exchange Commission.
Contract Date.--The date we receive the initial purchase payment. We show the Contract Date on page 3.
Contract Anniversary.--The same day and month as the Contract Date in each later year.
Contract Year.--A year which starts on the Contract Date or on a Contract Anniversary.
Business Day.--Any day the New York Stock Exchange is open for business.
Annuity Date.--The date our first annuity payment to you is due. We show the Annuity Date on page 3.

PURCHASE PAYMENTS

WHEN PERMITTED The initial purchase payment must be paid on the
Contract Date. Subsequent purchase payments may be
made at any time before the Annuity Date. Minimum
purchase payment amounts are shown on a Contract Data
page; we reserve the right to establish a maximum
amount.

INVESTED PURCHASE Corresponding to each purchase payment, there is an
PAYMENTS "invested purchase payment." This is the balance of the purchase payment after we make any applicable
deduction for: (1) state and local premium taxes; and
(2) any other type of tax (or component thereof)
measured by or based upon the amount of the purchase
payment we receive.

ALLOCATIONS You may allocate all or a part of an invested
purchase payment to one or more of the investment
options described below. The allocation of the
initial invested purchase payment is shown on a
Contract Data page. You may change the allocation of
future invested purchase payments at any time. The
change will take effect on the date we receive your
request. If, after the initial purchase payment, we
receive a purchase payment without allocation
instructions, we will allocate the corresponding
invested purchase payment in the same proportion as
the most recent purchase payment you made (unless
that was a purchase payment you directed us to
allocate on a one-time-only basis).

We reserve the right to establish minimum percentage
and dollar amounts for invested purchase payment
allocations.

(VFM--96) Page 5

INTEREST-RATE INVESTMENT OPTIONS

OPTIONS AVAILABLE As shown on a Contract Data page, two types of interest-rate investment options were available on
the Contract Date: fixed-interest-rate option
(Fixed-Rate option) and market-value adjustment
option (MVA option). We may add other options in the
future. Each option may be divided into interest
cells (described below).

INTEREST RATES The annual interest rates applicable to the
interest-rate investment options on the Contract Date
are shown on a Contract Data page. We will credit
interest each day on amounts allocated to any of
these options at the daily equivalent of the rate
shown for that option. Interest rates for future
allocations or transfers to interest-rate investment
options will be declared when those allocations or
transfers are made. The declared rates will never be
less than the Minimum Interest Crediting Rate shown
on a Contract Data page.

INTEREST CELL An interest cell is created whenever you allocate or transfer an amount to an interest-rate investment
option. We credit interest to the amount in each
interest cell daily at a specific rate declared for
that interest cell until the earliest of: the date it
is withdrawn; the date it is transferred to another
investment option; the maturity date (the date the
cell was established plus the number of years it is
expected to remain in effect); and the date as of
which a death benefit is determined. An interest
cell's declared rate is guaranteed if the amount in
that cell is held to maturity. Withdrawals and
transfers from an MVA interest cell are subject to
market-value adjustments, which may increase or
decrease the cell's value. Withdrawals may also be
subject to a withdrawal charge, which is described in
Withdrawals below.

At the maturity date of an interest cell, you may
elect to transfer the amount in the cell into any of
the investment options available on that date. Once
you have made an election and we have received it, it
may not be reversed. If you do not make an election
to transfer within 30 days following the maturity
date, we will transfer the amount in the interest
cell on the maturity date to an interest-rate
investment option with the same duration to maturity
as the maturing interest cell.

Amounts that are transferred into the same
interest-rate investment option during the 30-day
period will receive the appropriate rate for that
option, effective as of the maturity date. Amounts
that you withdraw, or transfer into any different
investment option, during the 30-day period will
receive interest from the maturity date to the date
of withdrawal or transfer at the rate that would have
applied to those amounts if you had taken no action
within the 30-day period.

(VFM--96) Page 6

VARIABLE INVESTMENT OPTIONS

VARIABLE SEPARATE "Variable Separate Account" refers to the Pruco Life
ACCOUNT Flexible Premium Variable Annuity Account, its
successors, if any, and any other variable separate
accounts we add in the future. We established this
account to hold and invest the assets that support
this contract and variable annuity contracts like
this one. The Variable Separate Account is divided
into divisions called "subaccounts," and the
subaccounts available to you on the Contract Date
are listed on a Contract Data page. We may establish
additional subaccounts.

Any income and realized or unrealized gains and
losses in a subaccount are credited to or charged
against that subaccount. This is without regard to
income, gains, or losses in other investment options.

SEPARATE ACCOUNT We may invest the assets of different subaccounts in
INVESTMENTS different ways than are shown on a Contract Data page. We will do so only with the consent of the SEC
and, if required, of the insurance regulator where
this contract is delivered.

We will always keep assets in the Variable Separate
Account with a total value at least equal to the
amount credited to all the subaccounts under
contracts like this one. That portion of the assets
of the Variable Separate Account equal to the
reserves and other contract liabilities with respect
to the Variable Separate Account shall not be
chargeable with liabilities or obligations arising
out of any other business we conduct. To the extent
that those assets exceed that amount, we may use them
in any way we choose.

VARIABLE INVESTMENT We show the options available on the Contract Date
OPTIONS on a Contract Data page. We may offer additional
options.

- - -------------------------------------------------------------------------------

CONTRACT FUND

The term "contract fund" refers to the total of all
amounts credited to your contract as of any date as a
result of your initial purchase payment and the
increases and decreases described below. Note that
this is not the same as the "cash value" of the
contract, which is described under Withdrawals below.

On the contract date, the contract fund is equal to
the initial invested purchase payment. After that,
the fund as of any day is determined by starting with
the fund at the end of the previous day and adjusting
it for items that increase it or decrease it.

Items that increase the contract fund are: invested
purchase payments; positive investment results in a
variable investment option; interest credited to an
interest-rate investment option; and any positive
market-value adjustment associated with a transfer or
withdrawal.

Items that decrease the contract fund are:
withdrawals and the charges associated with them;
negative investment results in a variable investment
option; mortality and expense risk charges;
administration charges; any applicable federal,
state, or local taxes charged to the contract; and
any negative market-value adjustment associated with
a transfer or withdrawal.

Investment results are credited daily. Mortality and
expense risk charges are deducted daily. There are
two administration charges: one is deducted daily,
and one is deducted on the Contract Anniversary and
at the time of a surrender. Other charges may be
assessed only if the appropriate event occurs. The
maximum charges we may deduct are shown on a Contract
Data page.

(VFM--96) Page 7

MARKET-VALUE ADJUSTMENT (MVA)

MARKET-VALUE The market-value adjustment (MVA) is made when a
ADJUSTMENT (MVA) withdrawal or transfer is requested from an MVA option. It is used to calculate the amount available
for withdrawal or transfer, and the amount remaining
after the withdrawal or transfer. It applies only to
the interest cell from which the withdrawal or
transfer is made (no market-value adjustment will
apply to an interest cell in the event of a
withdrawal or transfer within the 30-day period
following the cell's maturity).

We determine the amount available for withdrawal from
a cell in two steps. We first determine a
"market-value factor." This is based on the time
remaining to maturity of the interest cell and the
difference between the declared interest rate for
that cell and a current rate that we establish. We
then multiply that interest cell's portion of the
contract fund by the sum of 1 plus the market-value
factor. The formula for the market-value factor is
shown below.

To calculate the interest cell's portion of the
contract fund after the withdrawal or transfer, we
first subtract the amount withdrawn or transferred
(including any charges) from the interest cell's
original portion of the contract fund. The remaining
amount, divided by the sum of 1 plus the market-value
factor, is the interest cell's portion of the
contract fund after the withdrawal or transfer.

MARKET-VALUE FACTOR The market-value factor is determined as:
(M/12)x(R-C), where:

(M) is the number of whole months (not less than one)
to the interest cell's maturity date;

(R) is the interest cell's declared interest rate
expressed as a decimal; for example,
5 percent = .05; and

(C) is the current rate referred to above, in effect
on the date of the withdrawal or transfer, for a
period to maturity one year longer than the
number of whole years remaining until the
interest cell's maturity date as of the date we
receive your request. This rate is also expressed
as a decimal.

The market-value factor will never be greater than
0.4 or less than minus 0.4.

EFFECT OF MARKET-VALUE If the current interest rate is higher than the
ADJUSTMENT interest cell's declared interest rate, the
market-value factor will be negative, and we will
reduce the contract fund by more than the sum of the
withdrawal and the withdrawal charge. If the current
rate is lower, the market-value factor will be
positive, and we will reduce the contract fund by
less than the sum of the withdrawal and the
withdrawal charge.

(VFM--96) Page 8

TRANSFERS
You may transfer amounts into or out of investment
options, subject to the following restrictions:
1. We impose a transaction charge, shown on a Contract Data page, if you make more than 12 transfers in a Contract Year. The charge is taken pro-rata from the investment options from which the transfer is made.
2. You may not make a transfer from an interest cell in the Fixed-Rate option, except during the 30-day period following the cell's maturity date, or under a plan for periodic transfers that we make available to all owners of contracts like this one.
3. You may not make a transfer from an investment option to the same investment option.
The transfer will take effect as of the end of the valuation period on the date we receive valid notification from you, if that is a Business Day. Otherwise, it will take effect on the next Business Day. A valuation period is the period of time from one determination of the value of the amount invested in a subaccount to the next such determination. Such determinations are made once each Business Day, generally at 4:15 p.m., New York City time.
Any amount transferred from an MVA cell is subject to a market-value adjustment, unless the transfer is made in the 30-day period following the maturity date of the interest cell. If you do not direct us otherwise, when we transfer money from a Fixed-Rate option or MVA option, we will take the money first from the oldest eligible interest cell in the option.
(VFM--96) Page 9

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WITHDRAWALS

Amount Available for You may make a withdrawal at any time prior to the
Withdrawal Annuity Date while at least one Annuitant is living
(the minimum withdrawal amount is shown on a
Contract Data page). The total amount available for
withdrawal at any time is the "cash value" of the
contract. The cash value is equal to the contract
fund, plus or minus the market-value adjustment of
all amounts in MVA options, minus the withdrawal
charge and the administrative charge that may apply
for a surrender of the contract.

Withdrawal Charges A withdrawal charge may apply if you make a withdrawal during the first seven Contract Years.
The amount of the charge is a percentage, shown on a
Contract Data page, of any amount to be withdrawn in
excess of the applicable charge-free amount
described below. If you ask for a withdrawal of a
specific dollar amount, we will deduct enough from
the contract fund to provide the withdrawal charge
and provide you the amount you asked for. If you
request a percentage withdrawal, unless you direct
otherwise, we will apply that withdrawal pro-rata
across all investment options. The requested
percentage will be applied to each investment option
in determining the gross amount withdrawn. In this
instance, any applicable withdrawal charge, in
addition to the withdrawal, will be applied pro-rata
across all investment options. The withdrawal charge
will never be greater than that permitted by any
applicable law or regulation.

Allocation of You may direct that a withdrawal be made from either
Withdrawals an interest-rate investment option, a variable
investment option, or both. If you direct that some
or all of a withdrawal be made from an interest-rate
investment option, you may direct that the
withdrawal be made from a specific interest cell or
cells.

If you do not specify the investment option or
options from which the withdrawal is to be made,
here is how we will allocate the withdrawal. We will
take the withdrawal (and the withdrawal charge) on a
pro-rata basis from all investment options. Within
the interest-rate investment options, we will take
the withdrawal first from the oldest eligible
interest cell or cells in those options.

Charge-Free Amounts Certain amounts (the charge-free amounts) may be withdrawn without incurring a withdrawal charge. The
charge-free amount available in any current Contract
Year is equal to:

(a) 10% of any portion of total purchase
payments made in the current and all prior
Contract Years in excess of total purchase
payments withdrawn in prior Contract Years;
plus

(b) any charge-free amount available in the
prior Contract Year that has not been
withdrawn; plus

(c) any portion of the withdrawal amount in
excess of: the sum of all purchase payments
made reduced by the amount of all prior
withdrawals.

For purposes of determining withdrawal charges and
charge-free amounts, withdrawals are always assumed
to come first from purchase payments.

Waiver of Withdrawal We will waive all withdrawal charges upon receipt of
Charges due proof that a sole or last surviving Annuitant is
Terminally Ill, or has been confined to an Eligible
Nursing Home or Hospital continuously for at least
three months. See the General Provisions for
definitions of these terms. This waiver is not
available if the contract has been assigned.

(VFM-96)

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BENEFICIARY
You may designate or change a beneficiary to receive any amount due if the sole or last surviving Annuitant dies before the Annuity Date. You may initiate a change to the beneficiary designation by completing a change form, which you can obtain from us or from your representative. We may also ask you to send us the contract. The change will take effect only when we process the request. Then any previous beneficiary's interest will end as of the date of the request, even if no Annuitant is living when we process the request. Any beneficiary's interest is subject to the rights of any assignee we know of.
When a beneficiary is designated, any relationship shown is to the Annuitant (First Annuitant if two Annuitants are named on page 3) unless otherwise specified.
To show priority among beneficiaries, we will use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. If two Annuitants are named on page 3, the term "Annuitant" refers to the last surviving Annuitant. The following statements apply to beneficiaries unless a Contract Data page, contract endorsement or change request that we have processed specifies otherwise:
1. One who survives the Annuitant will have the right to be paid only if no one in a prior class survives the Annuitant.
2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Annuitant.
3. Two or more in the same class who have the right to be paid will be paid in equal shares.
4. If none survives the Annuitant, we will pay in one sum to the Annuitant's estate.
Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

(VFM--96)

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DEATH OF ANNUITANT BEFORE ANNUITY DATE
If a sole or last surviving Annuitant dies before the Annuity Date, then, when we receive due proof of death and any other documentation we need, the beneficiary is entitled to receive a death benefit equal to the greatest of:
(a) the contract fund as of the date we receive due proof of death and any other documentation we need;
(b) the total invested purchase payments made less the total withdrawals made (including withdrawal charges); and
(c) The minimum guaranteed death benefit less certain withdrawals described below. On the third Contract Anniversary, we set the minimum guaranteed death benefit equal to the contract fund. On each subsequent triennial Contract Anniversary, the minimum guaranteed death benefit is reset to the greater of: (1) the previous minimum guaranteed death benefit less total withdrawals made in the prior three Contract Years; and (2) the contract fund as of that Contract Anniversary. For death occurring between triennial Contract Anniversaries, we subtract from the minimum guaranteed death benefit any withdrawals made since the latest triennial Contract Anniversary.
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DEATH OF ANNUITANT ON OR AFTER ANNUITY DATE
If an Annuitant dies on or after the Annuity Date, the payout provision then in effect will govern whether and to whom we will make any payment.

(VFM--96)

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PAYOUT PROVISIONS

Choosing an Option You may use the contract fund as of the Annuity
Date, plus or minus any market-value adjustment, to
provide an income to the Annuitant(s) by choosing
one or more of the options we describe below at any
time before the Annuity Date. But, for any annuity
option, we will first deduct any charge for taxes
attributable to premiums, and any applicable
withdrawal charges, described below. We offer the
same annuity options to the Payee that we offer to
an Annuitant. And we determine monthly payments for
the Payee in the same way we do for an Annuitant.

Your right to choose an option is subject to all
these conditions: (1) You must ask for the option in
writing and in a form which meets our needs. (2) You
must send the contract to us to be endorsed. (3) If
we require it, you must give us due proof of the
date of birth of the person on whose life an annuity
payment is based. (4) We must have your request, the
contract and any required due proof(s) of the
date(s) of birth before the Annuity Date.

The option you choose will take effect on the
Annuity Date if: (1) the person on whose life the
annuity is to be based is living on that date; (2)
the first payment under the option will be at least
$50; and (3) you do not void the choice by making a
later choice before the Annuity Date.

If two Annuitants are named in the contract and both
are living, payment will be based on the life of the
First Annuitant, as named on page 3.

Options Described When we use the word Annuitant in the following paragraphs we mean the Annuitant for whom the
annuity described was chosen and who is to receive
payment under the annuity.

For an Annuitant, the first payment under these
options will be made on the Annuity Date.

For a Payee, unless a later date is requested, the
first payment will be made on the first day of the
earliest calendar month on or after the day we have
received the request for the payout and due proof of
the Annuitant's death and such claim forms and other
evidence as may be satisfactory to us.

Here are the options we offer. We may also consent
to other arrangements.

Option 1 (Installments We will make equal payments for up to 25 years. The for a Fixed Period) Option 1 Table shows the minimum amounts we will pay.

Option 2 (Life Income) We will make monthly payments for as long as the person on whose life the payout is based lives, with
payments certain for 120 months. The Option 2 Table
shows the minimum amounts we will pay.

Option 3 (Interest We will hold an amount at interest at the rate
Payment) indicated below. At your choice, we will pay the
interest annually, semi-annually, quarterly, or
monthly.

Other Payout Options We may offer other payout options. Contact one of our representatives or one of our offices for
information.

When No Option If no choice takes effect on the Annuity Date,
Chosen payout under Option 3 (Interest Payment Option) will
become effective.

Interest Rate Payments under any of the options will be calculated assuming an effective interest rate of at least 3% a
year. We may include more interest.

Withdrawal Charges If you choose Option 1 or Option 3, we will apply a withdrawal charge in the same way as we would if you
had made a withdrawal (see Withdrawals). Any amount
used to provide income under Option 2 may be
withdrawn without charge. If you choose any other
method of payment not described in this contract, we
will tell you if it is subject to a withdrawal
charge.

(VFM--96)

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ANNUITY SETTLEMENT TABLES

Amounts Payable For Options 1 and 2, we will use the table below to compute the minimum amount of the annuity payment.

If the Annuity Date is not a Contract Anniversary,
we will adjust the amounts accordingly.

When we computed the amounts we show in the Option 2
Table, we adjusted the 1983 Table a to an age last
birthday basis, less three years; we used an
interest rate of 3 1/2% per year. If the age is over
80, the rate for age 80 will be used.

OPTION 1 TABLE
MINIMUM AMOUNT OF
MONTHLY PAYMENT FOR
EACH $1,000, THE FIRST
PAYABLE IMMEDIATELY

Number Monthly
of Years Payment
-------- -------
1 $84.65
2 43.05
3 29.19
4 22.27
5 18.12
6 15.35
7 13.38
8 11.90
9 10.75
10 9.83
11 9.09
12 8.46
13 7.94
14 7.49
15 7.10
16 6.76
17 6.47
18 6.20
19 5.97
20 5.75
21 5.56
22 5.39
23 5.24
24 5.09
25 4.96

Multiply the monthly amount by 2.989 for quarterly, 5.952 for semi-annual or 11.804 for annual.
OPTION 2 TABLE
Amount of Annuity Payment for
each $1,000 applied on the Annuity Date

AGE MALE FEMALE AGE MALE FEMALE
--- ---- ------ --- ---- ------
41 $3.88 $3.67 61 $5.25 $4.79
42 3.92 3.70 62 5.36 4.89
43 3.97 3.74 63 5.48 4.98
44 4.01 3.78 64 5.60 5.09
45 4.06 3.82 65 5.73 5.20
46 4.12 3.86 66 5.87 5.31
47 4.17 3.90 67 6.01 5.43
48 4.23 3.94 68 6.15 5.56
49 4.28 3.99 69 6.30 5.70
50 4.35 4.04 70 6.46 5.84
51 4.41 4.09 71 6.62 5.99
52 4.48 4.15 72 6.79 6.15
53 4.55 4.21 73 6.96 6.31
54 4.62 4.27 74 7.13 6.49
55 4.70 4.33 75 7.30 6.67
56 4.78 4.40 76 7.48 6.85
57 4.86 4.47 77 7.66 7.04
58 4.95 4.54 78 7.83 7.24
59 5.05 4.62 79 8.00 7.44
60 5.15 4.71 80 8.17 7.64

(VFM-96)

- - ----------------------------====================================================
GENERAL PROVISIONS

Quarterly Report We will send you a report four times each calendar year until the Annuity Date. It will show the
contract fund, the cash value, the death benefit as
of the report date, the guaranteed minimum death
benefit as of the report date, interest and any
other credits applied during the period covered by
the report, and charges and withdrawals during the
period covered by the report. The report will
include any other data that may be required where
this contract is delivered. You may ask for a report
like this at any time. But, except for the four
reports we send you during the year, we have the
right to charge a fee for each report.

The Contract This document forms the whole contract.

Contract Modifications Only one of our officers with the rank or title of vice president or above may agree to modify this
contract, and then only in writing.

Change of Annuity You may change your Annuity Date if we consent. Any
Date such change will be subject to conditions that we
then determine.

Ownership and Control Unless we endorse this contract to say otherwise:
(1) the Annuitant (the First Annuitant, if two are
named) is the owner of the contract; (2) while any
Annuitant is living the owner alone is entitled to
any contract benefit and value, and the exercise of
any right or privilege granted by the contract or by
us; (3) if two Annuitants are named and the First
Annuitant dies while the Co-Annuitant is living,
the Co-Annuitant will become the owner; and (4) if
there is no Co-Annuitant and no contingent owner has
been named, on the death of the owner, the
beneficiary becomes the owner for purposes of
Section 72(s) of the Internal Revenue Code of 1986,
as amended, or any successor provision.

Currency Any money we pay, or which is paid to us, must be in
United States currency.

Misstatement of Age If any Annuitant's stated sex or date of birth or or Sex both are not correct, we will change each benefit
and the amount of each annuity payment to that which
the total purchase payment amounts would have bought
for the correct sex and date of birth. Also, we will
adjust the amount of any payments we have already
made. Here is how we will do it: (1) We will deduct
any overpayments, with interest at 5% a year, from
any payment(s) due then or later. (2) We will add
any underpayments, with interest at 5% a year, to
the next payment we make after we receive proof of
the correct sex and date of birth.

Incontestability We will not contest this contract. We consider all statements made in the application for this contract
to be representations, not warranties.

Proof of Life or Death Before we make a payment, we have the right to require proof of continued life or proof of death,
and any other documentation we need to make the
payment, for any person whose life or death
determines whether or to whom we must make the
payment.

(VFM--96)

Assignment We are under no obligation to comply with or honor an assignment unless we receive it, or a copy of it.
We are not obliged to see that an assignment is
valid or sufficient. If any Annuitant is living
on the Annuity Date and an assignment is in effect
on that date, we have the right to pay the cash
value in one sum to the assignee.

This contract may not be assigned to a
tax-qualified retirement plan or program without
our approval.

Deferring Payment We will usually pay any death benefit or withdrawal promptly. If the death benefit or withdrawal is to
be paid from a variable investment option, we have
the right to defer that payment for any period
during which the New York Stock Exchange is closed
for trading (except for normal holiday closing) or
when the Securities and Exchange Commission has
determined that a state of emergency exists which
may make payment of the death benefit or withdrawal
impractical.

Changes We reserve the right, upon 90 days notice to you to:

1. restrict or refuse to accept any purchase
payment;

2. establish minimum percentage and dollar amounts
for invested purchase payment allocations;

3. change any or all terms and provisions of the
Annuity Settlement Tables, but only with
respect to any portion of an annuity settlement
deriving from purchase payments made on or
after the effective date of the change and from
earnings on those purchase payments; and

4. make any changes required by law.

Participation This contract is eligible to participate in our
(Dividends) divisible surplus. We do not expect that any
dividends will be payable on or before the Annuity
Date. While any payout provision or arrangement is
in effect, the contract will share in our surplus to
the extent and in the way we decide.

(VFM--96)

Terminally Ill We consider someone terminally ill who has a life expectancy of six months or less. Proof of Terminal
Illness must include a certification by a licensed
physician.

Eligible Nursing Home An institution or special nursing unit of a hospital that meets at least one of the following
requirements:

1. It is Medicare approved as a provider of
skilled nursing care services;

2. It is licensed as a skilled nursing home or as
an intermediate care facility by the state it
is located in; or

3. It meets all the following requirements:

(a) It is licensed as a nursing home by the
state it is located in;

(b) Its main function is to provide skilled,
intermediate, or custodial nursing care;

(c) It is engaged in providing continuous room
and board accommodations to 3 or more
persons;

(d) It is under the supervision of a registered
nurse (RN) or licensed practical nurse
(LPN);

(e) It maintains a daily medical record of each
patient; and

(f) It maintains control and records for all
medications dispensed.

Institutions that primarily provide
residential facilities are not eligible
nursing homes.

Eligible Hospital An institution that meets either of the following requirements:

1. It is accredited as a hospital under the
Hospital Accreditation Program of the Joint
Commission on Accreditation of Healthcare
Organizations; or

2. It is legally operated, has 24-hour a day
supervision by a staff of doctors, has 24-hour
a day nursing service by registered graduate
nurses, and either:

(a) It mainly provides general inpatient
medical care and treatment of sick and
injured persons by the use of medical,
diagnostic and major surgical facilities.
All such facilities are located in it or
are under its control; or

(b) It mainly provides specialized inpatient
medical care and treatment of sick or
injured persons by the use of medical and
diagnostic facilities (including x-ray and
laboratory). All such facilities are
located in it, are under its control, or
are available to it under a written
agreement with a hospital (as defined
above) or with a specialized provider of
these facilities.

An eligible hospital is not an institution, or part
of one, that: (a) furnishes mainly homelike or
custodial care, or training in the routines of daily
living; or (b) is mainly a school.

(VFM--96)

- - ----------------------------====================================================
Variable Annuity Contract with Flexible Purchase Payments. Annuity payments starting on Annuity Date. Benefit payable as stated upon death before Annuity Date. Contract values reflect investment results. Market-Value-Adjustment option subject to market-value adjustments. Eligible for annual dividends as stated under Participation.

(VFM--96)